SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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SolQuest Corp

 (Exact name of registrant as specified in its charter)

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Nevada (State or other jurisdiction of incorporation or organization)	3433 (Primary Standard Industrial Classification Code Number)	26-4619948 (I.R.S. Employer Identification Number)
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SolQuest Corp 5790 Rogers Street Las Vegas, Nevada 89118 (702) 399.9575 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Michael Quinn Isley

President and Chief Executive Officer

5790 Rogers Street

Las Vegas, Nevada 89118

 (702) 399.9575

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

–––––––––––––––– Copies to: Ronald A. Davis Green Thumb Capital 1401 Highway A1A Suite 1401 Vero Beach, Florida 32963 (772) 584-3308 Fax: (772) 226.5557
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Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       .

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box       .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	.	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par Value per Share	2,000,000	$0.05	$100,000	$5.80

Common Stock, Selling Shareholders	900,000	$0.05	$45,000	$2.61
Totals	2,900,000	$0.05	$145,000	$8.41

Notes:

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for SolQuest stock) and the high level of risk, considering the lack of operating history for SolQuest. The Company and selling shareholders may sell shares of our common stock at a fixed price of $.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED September ___, 2009

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

2,900,000 Shares

$0.05 per share

SolQuest Corp

Common Stock

SolQuest Corp is offering on a best-efforts basis 2,000,000 shares of its common stock at a price of $0.05 cents per share. There are no minimum number of shares that need to be sold from this offering. The shares are intended to be sold directly through the efforts of Michael Quinn Isley, the President, director and Secretary Director, Chancy White, of SolQuest and will be offered at the price of $0.05 per share throughout the duration of the offering. The intended methods of communication include, without limitation, telephone, small meetings of friends, family and business associates and personal contact. In addition, the Company is registering 900,000 shares for selling shareholders who are affiliates of the Company. The selling shareholders will receive all proceeds from the sale of their shares and the Company will receive none of these proceeds. Selling shareholders will sell their shares at the fixed price of $0.05 per share until and if our shares are quoted on the OTC BB and then may be sold at the then prevailing market price or privately negotiated prices. There is no assurance that the Company will be successful in getting its shares quoted on the OTC BB.

We have never intended and we do not intend to be a “shell” or “blank check company.” We have a specific business plan and we do not intend to engage in any merger, acquisition or business reorganization with any previously identified entity. There is no intention for the Company to use the Internet for the purpose of selling the shares registered in the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. For more information, see "Plan of Distribution" on page 26.

This offering has no escrow agent and we may receive no or little proceeds from the offering. The Company is under no obligation to sell a minimum number of shares in this offering. All funds received will immediately be used by the Company and there will be no Subscription refunds. All subscriptions are irrevocable once accepted by the Company.

The Company is considered to be a shell company. The term shell company means a registrant other than an asset-backed issuer as defined under Rule 405 of Regulation C and Item 1101(b) of Regulation AB, that has:

1.

No or nominal operations; and

2.

Either:

i. No or nominal assets

ii. Assets consisting solely of cash and cash equivalents; or

iii. Assets consisting of any amount of cash and cash equivalents and nominal other assets.

Further, the determination of a registrant's assets including cash and cash equivalents is based solely on the amount of assets that that would be reflected on the registrant's balance sheet prepared in accordance with generally accepted accounting principles on the date of that determination.

SolQuest is not a "Blank Check" company as defined in Rule 419. The Company has a specific business plan that management intends to fully develop when and if the Company becomes a reporting company under the Securities Act of 1933 and its share become quoted on the OTC BB. The Company can make no assurance that if the Company becomes a reporting company that it will be successful in securing quotation on the OTC BB. The Company has no plans to merge or be acquired by any entity.

The Company’s proceeds from the sale of the new shares to be issued in this offering will be payable to SolQuest Corp. Funds will be transmitted to the accounts of the Company for their immediate use. See "Plan of Distribution."

The offering shall terminate on the earlier of (i) one year from the date the offering is deemed effective, (ii) the date when the Company decides to do so, or (iii) the date when the maximum offering is sold. SolQuest may, at its discretion, extend the offer up to an additional year.

Prior to this offering, there has been no public market for SolQuest Corp's common stock.

This investment involves a high degree of risk. This registration statement, of which this prospectus is a part, may be extended for a period of two years from the date the Securities and Exchange Commission deems it effective. Therefore, if the Company is unsuccessful in selling enough shares to implement their business plan, all who invested will lose their money. You should purchase shares only if you can afford a complete loss of your investment. See "Risk Factors" starting on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

SolQuest Corp does not plan to use this offering prospectus before the effective date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. SolQuest may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is October 1, 2009

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

This summary contains basic information about us. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “SolQuest,” and “SQ” refer to SolQuest Corp.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 10-22.

SolQuest Corp. is a development stage company incorporated in the State of Nevada on April 6, 2009. We have a business plan and therefore are not a blank check company under Rule 419(a)(2). The Company, nor do any of the shareholders, have plans to enter into a change of control or similar transaction or to change the management of the Company.

Since our inception on April 6, 2009 to date we have not generated any revenues and have incurred a net loss of $18,322 To date, our only business activity was the formation of our corporate entity and searching for merger opportunities. We anticipate the commencement of generating revenues in the Fall of 2010, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the company formation, beginning to operate our company, basic website development and covering various filing fees and transfer agent fees. We believe that sales generated in the next twelve months will be sufficient to support the limited costs associated with our initial ongoing operations. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

SolQuest intends to become a United States sales, installation and marketing representative for one or more targeted Chinese Solar manufactures. Initially, we intend to utilize the Executive Officers contacts to market their solar products and services to U.S. customers. We expect to expand to dealers and sales representatives as our business and funding grows. Because we have yet to begin operations, we currently have no products for sale and will not until we source vendors of solar products and develop our website.

We intend to enter into supply agreement(s) with manufacturers of solar electric power products and technologies which directly convert sunlight into electricity. To date, we have not secured any agreements with manufacturers and may be unable to do so. We are seeking solar cells that have very high conversion efficiency to sell and install these products in the mass market. We will offer turnkey services to our customers, including the design, procurement, installation, grid connection, monitoring, maintenance and referrals for solar energy systems offered through our Solar vendors.

We will then offer the solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility network to our customers. Our initial solar sales efforts will be focused on residential and commercial applications where the high performance of our selected solar power products will provide customer benefits. We will sell our products in the various regions of the country where the State Governments offer tax or tax credit incentives in hopes of accelerating solar power adoption.

In addition, we have researched several sectors of the solar products markets as potential areas of interest for acquisitions, marketing agreements, strategic alliances, joint ventures and other business partnership opportunities with the potential to support the expansion of our business.

As of the date of this prospectus we have only two officers and two directors, who we anticipate devoting only a small portion of their time to the company going forward. Additionally, even with the sale of securities offered herein, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

SolQuest Corp

We are currently focused on a targeted group of solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power production. To date, we have generated no revenues from operations. We intend to enter into supply agreement(s) with manufacturers of solar electric power products and utilize technologies which directly convert sunlight into electricity. We are seeking solar cells that are efficient and cost effective. We will represent, acquire and install only those products that are efficient in converting sunlight into usable electric power.

We intent to offer solar power products, including solar cells, solar panels and inverters which convert sunlight to electricity, that are compatible with the utility networks. We will focus our marketing in regions where government incentives have accelerated the acceptance of solar power as an acceptable alternative to conventional power sources. In addition, we intend to develop and maintain solar parks. Solar parks are large areas in which numerous solar collectors are placed for the purpose of generation great amounts of electricity for the purpose of providing the electrical service requirements for such potential customers as large office complexes, industrial parks and residential communities. Excess electricity can also be sold to the local utility companies. The development and maintenance of solar parks requires a significant level of expertise and great amounts of capital, which we currently do not possess. We plan to obtain the expertise, either through hiring qualified personnel or by engaging consulting firms. This Registration Statement is the first step that the Company is taking toward obtaining the capital necessary to implement its business plan. This offering will provide insufficient capital necessary to complete solar park projects and there is no guarantee that we will be able to acquire such capital. If we are unable to acquire or develop such expertise or capital, we will not be able to develop our planned solar park business and may be required to cease operations. We anticipate that our customers will be utility companies and owners of large commercial property (as buyers of the energy produced from the installation of the solar panels) and owners of residential properties (both single and multi-family dwellings) who purchase the solar panels and consume the resultant electrical output.

We are a development stage company that has not commenced our planned principal operations and has no significant assets. Our operations to date have been devoted primarily to startup and development activities, which include the following:

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Formation of the Company;

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Obtaining capital through sales of our common stock;

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Establishing our presence on the Internet; and

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Entering into affiliate relationships with manufacturers and distributors.

Since our inception on April 6, 2009 to April 30, 2009, we have not generated any revenues and have incurred no expenses. In the event we raise at least $20,000 in this offering, which management believes is necessary to commence implementation of our business plan, we expect to be able to continue our business for at least the next 12 months. It is hoped that we will begin to generate revenues within the first nine months after the offering. In the event we do not raise this minimal amount, we will not be able to continue pursuit of our business. In light of this, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part.

We currently have two officers and two directors, who also are our only employees. These individuals works for us on a part-time basis.

As of the date of this prospectus, SolQuest has 9,000,000 shares of $0.001 par value common stock issued and outstanding which are owned by Michael Quinn Isley and Chancey White.

There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board (OTC BB) upon the effectiveness of this prospectus. There is no guarantee that we will be quoted on the OTC BB.

Our executive offices are located at 5790 Rogers Street, Las Vegas, Nevada 89118. Our telephone number is 702-399-9575. We are a Nevada corporation.

The Offering

SolQuest Corp is offering on a self-underwritten basis 2,000,000 shares of the common stock at a price of $0.05 cents per share. In addition, Mr. Isley and Ms. White are registering 450,000 shares each of our common stock to be offered at the same price. The proceeds from the sale of the shares in this offering will be payable to SolQuest. The Company will receive none of the proceeds derived from the sale of the selling shareholder shares. All subscription agreements and checks are irrevocable and should be delivered to the Company. Failure to do so will result in checks being returned to the investor who submitted the check.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by SolQuest. The Officers and Directors of SolQuest, Michael Quinn Isley and Chancey White, will not register as broker-dealers in connection with this offering. They will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officers and Directors that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months. All subscription funds will be remitted directly to SolQuest for immediate use. (see "Plan of Distribution").

SolQuest will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the offering.

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

SolQuest Corp will apply the proceeds from the offering to pay for the cost of being a reporting company, inventory, samples, computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, and general working capital.

SolQuest has not engaged the services of a transfer agent, but will do so prior to issuance of the securities related to this offering.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to "Risk Factors" on page 10 and "Dilution" on page 25 before making an investment in our stock.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from SolQuest financial statements. The data should be read in conjunction with the financial statements and the related notes thereto well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

Financial Data Summary

July 31
2009
CURRENT ASSETS

Cash and equivalents	$2,678

Prepaid expenses	0
Total current assets	2,678

TOTAL ASSETS	$2,678

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Liabilities	$2,000

Total Current Liabilities	0

STOCKHOLDERS' EQUITY
Common stock: 20,000,000 shares authorized at par value of $0,001, 9,000,000 shares issued and outstanding	9,000
Additional Paid-in-Capital	10,000
Deficit accumulated during development stage	(18,322

Total Stockholders' Equity	678

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$678

Statements of Operations Data

From Inception On April 6 2009 Through July 31, 2009
REVENUES	$0

EXPENSES

General and Administrative	2,822
Professional fees	17,500
Total Expenses	20,322

LOSS FROM OPERATIONS	(20,322)

OTHER INCOME	2,000

Interest expense	0

Total Other Income	2,000

NET LOSS	$(18,322)

BASIC LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	9,000,000

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

Investment in the securities offered hereby is suitable only for investors of substantial financial means who have no need for initial liquidity in their investments. Prospective investors should carefully consider the following risk factors:

Risk Factors Relating to SolQuest Corp

Our officers and directors provide service to us on a part-time basis and has no experience managing a public company. As a result, we may be unable to sell the shares in this offering, develop our business and manage our public reporting requirements.

Our operations depend largely on the efforts of Michael Quinn Isley, our President and director. Mr. Isley has no experience related to public company management, nor as a principal accounting officer. Because of this, Mr. Isley may be unable to offer and sell the shares in this offering, develop our business and manage our public reporting requirements. We cannot guarantee you that we will overcome any such obstacle.

Mr. Isley is involved in other business opportunities and may face a conflict in selecting between SolQuest and his other business interests. We have not formulated a policy for the resolution of such conflicts. If we lose Mr. Isley to other pursuits without a sufficient warning we may, consequently, go out of business.

The operations of SolQuest Corp depend substantially on the skills and experience of the President of the Company. Without an employment contract, SolQuest may lose this individual to other pursuits without sufficient warning and, consequently, go out of business.

The officers and directors of SolQuest are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, he may face a conflict in selecting between SolQuest and his other business interests. SolQuest has not formulated a policy for the resolution of such conflicts.

Purchasers in this offering will have limited control over decision-making because Michael Quinn Isley, our President, director, employee and shareholder and Chancey White, our Secretary and director control 100.00% of our issued and outstanding common stock.

Michael Quinn Isley, our President and Chief Executive Officer beneficially own 50% of the outstanding common stock. Ms. White, our Corporate Secretary beneficially own 50% of the issued and outstanding common stock. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors. In the event the maximum offering is attained, Mr. Isley and Ms. White will continue to own 81.82% of our outstanding common stock. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if we fail to implement our business plan.

As a development-stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. We were formed on April 6, 2009. We have no demonstrable operations record, on which you can evaluate our business and prospects. We have yet to commence planned operations. As of the date of this prospectus, we have had only limited start-up operations and generated no revenues. We cannot guarantee that we will be successful in accomplishing our objectives. We may, if the board of directors elects to do so, extend our offering for a period of up to two years from the date the SEC deems our registration effective. If we are unable to sell enough shares to fund our business plan during this period, investors will lose their money. Taking these facts into account, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

SolQuest will not Generate Revenues until the Fall of 2010.

Management projects revenue to first be generated in the fall on 2010. The delay will result from the time involved to raise additional capital, negotiate supplier contracts and shipment of product from China.

SolQuest may not be able to attain profitability without additional funding, which may be unavailable.

SolQuest, Inc. has limited capital resources. Unless SolQuest begins to generate sufficient revenues to finance operations as a going concern, SolQuest may experience liquidity and solvency problems. While SolQuest does not foresee such difficulties in the next 12 months, liquidity and solvency problems may force SolQuest to go out of business if additional financing is not available. No alternative sources of funds are available to us in the event SolQuest does not receive adequate proceeds from this offering. However, SolQuest believes that the net proceeds of the offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

Our business will suffer if we are unable to secure and fill orders from power consumers.

We do not have long-term agreements or exclusive guaranteed order contracts with any power consumers or power grids. The success of our business depends upon our ability to continually secure new orders from power consumers and to fill those orders with solar generated power or solar products. If we fail to maintain positive relationships with power industry clients, we may be unable to generate new orders and our business may be adversely affected.

Proceeds applied to general corporate purposes at management’s discretion.

Although a portion of the net proceeds of this offering is for specific uses, the balance will be available for working capital and general corporate purposes. Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management. Investors will be relying on SolQuest’s management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this offering will result in SolQuest achieving its financial and strategic objectives.

The company’s auditor has expressed substantial doubts as to SolQuest’s ability to continue as a going concern.

Our auditor's report on our April 30, 2009 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officer may be unable or unwilling to loan or advance any capital to SolQuest, we believe that if we do not raise at least $20,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See “April 30, 2009 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. SolQuest incurred a net loss of $1,262 for the period from inception to April 30, 2009 and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products and power. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that, if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

SolQuest is a development stage company and has not even begun the initial stages of product sourcing or sales. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on April 6, 2009 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue. Based upon current plans, we expect to incur operating losses in future periods. This will occur because there are expenses associated with the sourcing of products, the purchasing of samples and marketing products to prospective business customers in order to enable the company enter into the solar power products and generation business.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Because management does not have any technical experience in the solar power sector, our business has a high risk of failure.

While management has some training and experience in project estimating, solar installation, plumbing and other construction related functions, management does not have technical training in solar products or power generation. As a result, we may not be able to recognize and take advantage of opportunities in the solar sector without the aid of consultants. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the solar industry. Management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

The company has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.

SolQuest has limited financial resources at present; as of April 30, 2009, we had $2,738 of cash on hand. If we are unable to develop our business plan, we may be required to divert certain proceeds from the sale of SolQuest’s stock to general administrative functions. If SolQuest is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become quoted on the OTCBB, advertise and promote the Company and its products, travel to develop new marketing, business and customer relationships, and retaining and/or compensating professional advisors.

SolQuest Corp has no clients to date, and may not develop sufficient clients to stay in business.

SolQuest has not sold any products or provided any services, and may be unable to do so in the future. In addition, if we are unable to develop sufficient customers for our products, we will not generate enough revenue to sustain our business, and may have to adjust our business plan, or we may fail.

The company may be unable to complete its website, which is necessary to promote its products effectively.

SolQuest does not currently have a website as such the Company is not yet fully operational. A website is not crucial to our business, but one will be developed to use as a promotional and marketing tool for its products. SolQuest has allocated from $1,000 up to $1,500 to develop its website in the next twelve months, if it is able to raise capital through this prospectus. SolQuest intends to use the website as an "on-line brochure" for its clients and customers to be able to view the entire catalog of products. If this website is not available, SolQuest may be limited in its ability to market its products and services to potential customers.

SolQuest will rely upon consultants for web-development and the consultant may not complete the work within the set framework and on time.

SolQuest is also heavily dependent on the web consultant to develop the website in a timely matter and within budget. If the consultant does not fulfill his duties, SolQuest may not be able to find another consultant with specific expertise to develop its website.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not an independent director. Thus, there is a potential conflict in that the board members also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

We are subject to new corporate governance and internal control reporting requirements, and our costs related to compliance with, or our failure to comply with existing and future requirements, could adversely affect our business.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002, as well as new rules and regulations subsequently adopted by the SEC and the Public Company Accounting Oversight Board. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. In particular, under new SEC rules we will be required to include management's report on internal controls as part of our April 30, 2010 fiscal year annual report pursuant to Section 404 of the Sarbanes-Oxley Act. Furthermore, under the proposed rules, an attestation report on our internal controls from our independent registered public accounting firm will be required as part of our annual report for the fiscal year ending April 30, 2011. We are in the process of evaluating our control structure to help ensure that we will be able to comply with Section 404 of the Sarbanes-Oxley Act. The financial cost of compliance with these laws, rules and regulations is expected to be substantial. We cannot assure you that we will be able to fully comply with these laws, rules and regulations that address corporate governance, internal control reporting and similar matters. Failure to comply with these laws, rules and regulations could materially adversely affect our reputation, financial condition and the value of our securities.

Risk Factors Relating to the Solar Industry

There is a shortage of semi-conductor grade silicon and the photovoltaic (PV) cells made from this material, upon which our proposed products may depend, that may constrain our revenue growth. The market for photovoltaic cells has increased recently and we expect price increases to continue, which may further delay our profitability. Additionally, we may not have sufficient financial resources to take advantage of supply opportunities as they may arise.

Polysilicon is an essential raw material in the production of photovoltaic, or solar cells. Polysilicon is created by refining quartz or sand. Polysilicon is melted and grown into crystalline ingots by companies specializing in ingot growth. Manufacturers of solar cells procure silicon ingots from these suppliers on a contractual basis and then slice these ingots into wafers. They may also purchase wafers from third-party vendors.

There is currently an industry-wide shortage of polysilicon, which has resulted in significant price increases. We expect that the average price of polysilicon will continue to increase. Increases in polysilicon prices have in the past increased the manufacturing costs of solar cells. As demand for solar cells has increased, many of the manufacturers have announced plans to add additional manufacturing capacity. As this manufacturing capacity becomes operational, it will increase the demand for polysilicon and further exacerbate the current shortage. Polysilicon is also used in the semiconductor industry generally and any increase in demand from that sector will compound the shortage. The production of polysilicon is capital intensive and adding additional capacity requires significant lead time. While we are aware that several new facilities for the manufacture of polysilicon are under construction, we do not believe that the supply imbalance will be remedied in the near term. We expect that polysilicon demand will continue to outstrip supply throughout 2008 and potentially for a longer period.

The inability to obtain sufficient polysilicon, ingots or wafers at commercially reasonable prices or at all would adversely affect our ability to meet future customer demand for products that we acquire could impair our ability to enter this market.

Our dependence on a limited number of third party suppliers for finished materials could prevent us from delivering our proposed products that we purchase to our customers within required timeframes, which could result in order cancellations and substantial harm to our business.

We intend to purchase our products using materials and components procured from a limited number of third-party suppliers. If we fail to establish or maintain our relationships with these suppliers, or to secure additional supply sources from other cell suppliers, we may be unable to provide our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required timeframes. We may also experience order cancellations and with these our business may fail. We currently do not have contracts with suppliers to allow us to commence sales, and may not be able to procure sufficient quantities of the materials and components necessary to manufacture our products on acceptable commercial terms or at all. To the extent the processes that our suppliers use to manufacture materials and components are proprietary; we may be unable to obtain comparable materials and components from alternative suppliers. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to purchase our products or increase their costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us. In order to obtain required supplies, we may need to make large inventory purchases on short notice, and prior to having purchase orders or deposits from our customers for product using the full amount of silicon required to be purchased. We may not have sufficient financial resources to make these purchases, which may exacerbate supply shortages.

The current status of our business depends on securing contracts with suppliers and orders with customers and ensuring products to sell.

To date we have not secured a contract with a supplier and we have not identified additional suppliers and we cannot guarantee that we will be able to sell those products or maintain sufficient supply. To date we have not sold these products to any customers. If we are unable to maintain supply agreements or develop sales, we may be forced to cease operations.

Our operating results will be subject to fluctuations and are inherently unpredictable; if we fail to meet the expectations of securities analysts or investors, our stock price may decline significantly.

Our quarterly revenue, if any and operating results will be difficult to predict from quarter to quarter. It is possible that our operating results in some quarters will be below market expectations. Our quarterly operating results will be affected by a number of factors, including:

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the average selling price of the solar cells and panels that we purchase and solar power systems;

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the availability and pricing of raw materials, particularly polysilicon;

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the availability, pricing and timeliness of delivery of third party sourcing products, raw materials and components, particularly solar panels and balance of systems components, including steel, necessary for solar power products to function;

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the rate and cost at which we are able to expand to meet customer demand, including costs and timing of adding personnel;

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the amount and timing of sales of our systems, especially medium and large-scale projects, which may individually cause severe fluctuations in our revenue;

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our ability to meet project completion schedules and the corresponding revenue impact under such contractual devises as percentage-of-completion method of recognizing revenue for projects which may apply;

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construction cost overruns, including those associated with the introduction of new products;

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as incentives play a major role in the buying/decision making process for our potential customers significant changes in regulation or incentives may adversely affect our business;

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the impact of seasonal variations in demand and/or revenue recognition linked to construction cycles and weather conditions;

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timing, availability and changes in government incentive programs;

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unplanned additional costs such as manufacturing failures of our suppliers, defects or downtime;

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acquisition and investment related costs;

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unpredictable volume and timing of customer orders, some of which are not fixed by contract but vary on a purchase order basis;

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unpredictable sales cycle time lines inherent with new solutions and products; geopolitical turmoil within any of the countries in which we operate or sell products;

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foreign currency fluctuations; the effect of currency hedging activities; our ability to establish and expand customer relationships;

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changes in our product costs;

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changes in the relative sales mix of our solar cells, solar panels and imaging detectors; the availability, pricing and timeliness of delivery of other products, such as inverters necessary for our solar power products to function;

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our ability to successfully introduce and sell new or enhanced solar power products in a timely manner, and the amount and timing of related research and development costs;

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the timing of new product or technology announcements or introductions by our competitors and other developments in the competitive environment;

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the willingness of competing solar cell and panel suppliers to continue product sales to us;

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increases or decreases in electric rates due to changes in fossil fuel prices or other factors; and

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labor shortages, expertise shortages, shipping and other factors causing business delays.

We plan to base our planned operating expenses in part on our expectations of future revenue, and a significant portion of our expenses will be relatively fixed in the short term. If revenue for a particular quarter is lower than we expect, we likely will be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter. This may cause us to miss analysts’ guidance or any future guidance announced by us. If we fail to meet or exceed analyst or investor expectations or our own future guidance, even by a small amount, our stock price could decline, perhaps substantially.

The reduction or elimination of government and economic incentives could cause revenue to decline.

We believe that the near-term growth of the market for on-grid applications, where solar power is used to supplement a customer’s electricity purchased from the utility network or sold to a utility under tariff, depends in large part on the availability and size of government and economic incentives. Because a portion of our sales are expected to involve the on-grid market, the reduction or elimination of government and economic incentives may adversely affect the growth of this market or result in increased price competition, both of which could cause our revenue to decline.

Today, the cost of solar power exceeds retail electric rates in many locations. As a result, federal, state and local government bodies in many countries, most notably Germany, Japan, Spain, Italy, Portugal, South Korea and the United States, have provided incentives in the form of feed-in tariffs, rebates, tax credits and other incentives to end users, distributors, system integrators and manufacturers of solar power products to promote the use of solar energy in on-grid applications and to reduce dependency on other forms of energy. These government economic incentives could be reduced or eliminated altogether. For example, Germany has been a strong supporter of solar power products and systems, but political changes in Germany could result in significant reductions or eliminations of incentives, including the reduction of feed-in tariffs more rapidly than required by current law. Some solar program incentives expire, decline over time, are limited in total funding or require renewal of authority. Net metering and other operational policies in California, Japan or other markets could limit the amount of solar power installed there. Reductions in, or eliminations or expirations of, governmental incentives could result in decreased demand for and lower revenue from our products. Changes in the level or structure of a renewable portfolio standard could also result in decreased demand for and lower revenue from our products.

Changes in tax laws or fiscal policies may decrease the return on investment for customers of our business, and for certain investors in its projects, which could decrease demand for our products and services and harm our business.

We anticipate that a portion of our future revenues will be derived from sales of solar power systems and products to companies formed to develop and operate solar power generation facilities of various sizes. Such companies have been formed by third party investors with some frequency in the United States, Germany, Spain, South Korea and Portugal, as these investors seek to benefit from government mandated feed-in tariffs and similar legislation. Our business may depend in part on the continuing formation of such companies and the potential revenue source they represent. In deciding whether to form and invest in such companies, potential investors weigh a variety of considerations, including their projected return on investment. Such projections are based on current and proposed federal, state and local laws, particularly tax legislation. Changes to these laws, including amendments to existing tax laws or the introduction of new tax laws, tax court rulings as well as changes in administrative guidelines, ordinances and similar rules and regulations could result in different tax assessments and may adversely affect an investor’s projected return on investment, which could have a material adverse effect on our business and results of operations.

Problems with product quality or product performance, including defects, in the solar cells we plan to distribute could result in a decrease in customers and revenue, unexpected expenses and loss of market share.

The solar cells we plan to purchase are complex and must meet stringent quality requirements. Products this complex may contain undetected errors or defects, especially when first introduced. For example, solar cells and solar panels may contain defects that are not detected until after they are shipped or are installed because we cannot test for all possible scenarios. These defects could cause us to, or may cause us to request that suppliers incur significant re-engineering costs, divert the attention of our personnel from product selling efforts and significantly affect our customer relations and business reputation. If we deliver solar cells or panels with errors or defects, including cells or panels of third party manufacturers, or if there is a perception that such solar cells or solar panels contain errors or defects, our credibility and the market acceptance and sales of our solar power systems or solar power products could be harmed.

The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline. We will agree to indemnify our customers and our distributors in some circumstances against liability from defects in our solar cells. A successful indemnification claim against us could require us to make significant damage payments, which would negatively affect our financial results.

Since the solar panels we plan to purchase and sell cannot be tested for the duration of their standard multi-year warranty period, we may be subject to unexpected warranty expense; if we are subject to installation, warranty and product liability claims, such claims could adversely affect our business and results of operations.

The current standard product warranty for the solar panels includes a warranty period (up to 10-years) for defects in material and workmanship and a warranty period (up to 25-years) for declines in power performance as well as a typically one-year warranty on the functionality of our solar cells. We believe our warranty periods are consistent with industry practice. Due to the long warranty period and even though we pass through the warranty from the manufacturer, we may bear the risk of extensive warranty claims long after we have shipped product and recognized revenue. Any warranty claims that the manufacturer does not cover would cause us to increase the amount of warranty reserves and have a corresponding negative impact on our results. Although the manufacturers conduct accelerated testing of their solar cells, our solar panels have not and cannot be tested in an environment simulating the full warranty period. As a result of the foregoing, we may be subject to unexpected warranty expense, which in turn would harm our financial results.

Not unlike other retailers, distributors and manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the solar power products into which our solar cells and solar panels are incorporated results in injury. Our business may be subject to warranty and product liability claims in the event that its solar power systems fail to perform as expected or if a failure of its solar power systems results, or is alleged to result, in bodily injury, property damage or other damages. Since our solar power products are electricity producing devices, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we can obtain appropriate levels of insurance for product liability claims. We will rely on general liability insurance to cover product liability claims and have not obtained separate product liability insurance. However, a successful warranty or product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages. In addition, quality issues can have various other ramifications, including delays in the recognition of revenue, loss of revenue, loss of future sales opportunities, increased costs associated with repairing or replacing products, and a negative impact on our goodwill and reputation, which could also adversely affect our business and operating results. Our business’ exposure to warranty and product liability claims is expected to increase significantly in connection with its planned expansion into the new home market.

Warranty and product liability claims may result from defects or quality issues in certain third party technology and components that we or our suppliers incorporate into their/our solar power systems, particularly solar cells and panels, over which we have no control. While our agreements with our suppliers would generally include warranties, such provisions may not fully compensate us for any loss associated with third-party claims caused by defects or quality issues in such products. In the event we seek recourse through warranties, we will also be dependent on the creditworthiness and continued existence of the suppliers to our business.

We anticipate that our current standard warranty will differ by geography and end-customer application and will include such instruments as one-, two- or five-year comprehensive parts and workmanship warranties, after which the customer may typically extend the period covered by its warranty for an additional fee. Due to the warranty period, our business bears the risk of extensive warranty claims long after it has completed a project and recognized revenues. Future product failures could cause our business to incur substantial expenses to repair or replace defective products. While our business generally passes through manufacturer warranties it receives from its suppliers to its customers, it is responsible for repairing or replacing any defective parts during its warranty period, often including those covered by manufacturers warranties. If the manufacturer disputes or otherwise fails to honor its warranty obligations, our business may be required to incur substantial costs before it is compensated, if at all, by the manufacturer. Furthermore, the ‘business’ warranties may exceed the period of any warranties from our suppliers covering components included in its systems, such as inverters.

Technological changes in the solar power industry could render the products we intend to distribute uncompetitive or obsolete, which could prevent us from achieving market share and sales.

Our failure to seek refinements in technology and to introduce new products could cause the products we intend to distribute to become uncompetitive or obsolete, which could prevent us from achieving market share and sales. The solar power industry is rapidly evolving and highly competitive. We may need to invest significant financial resources in research and development and design of solar parks to keep pace with technological advances in the solar power industry and to compete in the future and we may be unable to secure such financing. We believe that a variety of competing solar power technologies may be under development by many companies that could result in lower manufacturing costs or higher product performance than those products selected by us. These development efforts may render obsolete the products we select to offer, and other technologies may prove more advantageous for the commercialization of solar power products.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and in a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including solar power technology, could be deterred by these regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our solar power products and make them less desirable, which would harm our business, prospects, results of operations and financial condition. We anticipate that our solar power products and their installation will be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters. There is also a burden in having to track the requirements of individual states and design equipment, including extra or specially designed peripheral equipment, to comply with the varying standards. Any new government regulations or utility policies pertaining to our solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our solar power products.

If solar power technology is not suitable for widespread adoption or sufficient demand for solar power products does not develop or takes longer to develop than we anticipate, we would be unable to achieve sales and market share.

The market for solar power products is emerging and rapidly evolving, and its future success is uncertain. If solar power technology proves unsuitable for widespread commercial deployment or if demand for solar power products fails to develop sufficiently, we would be unable to achieve sales and market share. In addition, demand for solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of solar power technology and demand for solar power products, including:

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cost-effectiveness of solar power technologies as compared with conventional and competitive alternative energy technologies;

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performance and reliability of solar power products as compared with conventional and non-solar alternative energy products;

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success of alternative distributed generation technologies such as hydrogen fuel cells, wind turbines, bio-diesel generators and large-scale solar thermal technologies;

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fluctuations in economic and market conditions that impact the viability of conventional and competitive alternative energy sources;

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increases or decreases in the prices of oil, coal and natural gas; capital expenditures by customers, which tend to decrease when the domestic or foreign economies slow;

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continued deregulation of the electric power industry and broader energy industry; and

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availability and or effectiveness of government subsidies and incentives.

We face intense competition from other companies producing solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The mainstream power generation market and related product sectors are well established and we are competing with power generation from more traditional process that can generate power at lower costs than most renewable or environmentally driven processes. Further, within the renewable power generation and technologies markets we face competition from other methods of producing renewable or environmentally positive power. Then, the solar power market itself is intensely competitive and rapidly evolving. Our competitors have established market positions more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our solar products, we may be unable to achieve sales and market share. There are a number of major multi-national corporations that produce solar power products, including BP Solar, Kyocera, Sharp, GE, Mitsubishi, Solar World AG and Sanyo. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new solar power technologies that may have costs similar to, or lower than, our projected costs.

Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, and other resources than we do. Our competitors' greater sizes in some cases provides them with competitive advantages with respect to costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. They also have far greater name recognition, an established distribution network and an installed base of customers. In addition, many of our competitors have well-established relationships with current and potential resellers, which have extensive knowledge of our target markets. As a result, our competitors will be able to devote greater resources to the research, development, promotion and sale of their products and may be able to respond more quickly to evolving industry standards and changing customer requirements than we can.

Our solar power products and services compete against other power generation sources including conventional fossil fuels supplied by utilities, other alternative energy sources such as wind, biomass, CSP and emerging distributed generation technologies such as micro-turbines, sterling engines and fuel cells. In the large-scale on-grid solar power systems market, we will face direct competition from a number of companies that manufacture, distribute, or install solar power systems. Our primary competitors in the United States include Arizona Public Service Company, BP Solar International, Inc., a subsidiary of BP p.l.c., Conergy Inc., Dome-Tech Group, Eastwood Energy, EI Solutions, Inc., GE Energy, a subsidiary of General Electric Corporation, Global Solar Energy, Inc., a subsidiary of Solon, Power-Fab, Schott Solar, Inc., Solar Integrated Technologies, Inc., SPG Solar, Inc., Sun Edison LLC, SunTechnics Installation & Services, Inc., Thompson Technology Industries, Inc. and WorldWater & Power Corporation. Our primary competitors in Europe include BP Solar, Conergy (through its subsidiaries AET Alternitive Energie Technik GmbH, SunTechnics Solartechnik GmbH and voltwerk AG), PV-Systemtechnik Gbr, SAG Solarstrom AG, Solon AG and Taufer Solar GmbH. Additionally, our business will occasionally compete with distributed generation equipment suppliers such as Caterpillar, Inc. and Cummins Inc. Other existing and potential competitors in the solar power market include universities and research institutions. We also expect that future competition will include new entrants to the solar power market offering new technological solutions. As we enter new markets and pursue additional applications for our products and services, we expect to face increased competition, which may result in price reductions, reduced margins or loss of market share.

If we cannot compete successfully in the solar power industry, our operating results and financial condition will be adversely affected. Furthermore, we expect competition in the targeted markets to increase, which could result in lower prices or reduced demand for our product and service offerings and may have a material adverse effect on our business and results of operations.

The demand for products requiring significant initial capital expenditures such as our solar power products and services are affected by general economic conditions.

The United States and international economies have recently experienced a period of slowing economic growth. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued turmoil in the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for solar cells and solar power systems and new residential and commercial buildings. In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our solar power products. If the economic recovery slows down as a result of the recent economic, political and social turmoil, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our solar power products, which may harm our operating results.

We rely on suppliers to comply with intellectual property, copyright, hazardous materials and processes and trade secrecy laws and regulations and, if such laws and regulations are not sufficiently followed, our business could suffer substantially.

We endeavor to comply with all law and regulation regarding intellectual property law, process law and regulation, however, in many cases it is our supplier that must comply with such regulations and laws. While we make efforts to ensure that products sourced from third parties comply with required regulation and law and that the operation of our suppliers do as well, our business could suffer if a supplier was, or suppliers were, found to be non compliant with regulation and law in our, our customers’ or our suppliers’ jurisdictions.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines for us.

We are required to comply with all foreign, U.S. federal, state and local laws and regulations regarding pollution control and protection of the environment. In addition, under some statutes and regulations, a government agency, or other parties, may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In the course of future business we may use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our operations or related research and development and installation activities. Any failure by us to control the use of, or to adequately restrict the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations. In addition, if more stringent laws and regulations are adopted in the future, the costs of compliance with these new laws and regulations could be substantial. If we fail to comply with present or future environmental laws and regulations we may be required to pay substantial fines, suspend production or cease operations.

Risk Factors Relating to this Offering

Arbitrary offering price.

The offering price of $0.05 per share of common stock was arbitrarily determined by SolQuest and is unrelated to specific investment criteria, such as the assets or past results of SolQuest’s operations. In determining the offering price, SolQuest considered such factors as the prospects, if any, of similar companies, the previous experience of management, SolQuest’s anticipated results of operations, and the likelihood of acceptance of this offering. Please review any financial or other information contained in this offering with qualified persons to determine its suitability as an investment before purchasing any shares in this offering.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.

The present owners of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this offering will pay. Upon the sale of the shares offered hereby, the investors in this offering will experience an immediate and substantial “Dilution”. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additionally, sales of securities of the Company in the future could result in further “Dilution”.

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets. In this offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock. The net book value of the Company on April 30, 2009 was $17,738 or $0.00197089 per share. Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders, the net book value of the Company will be $117,738 or $0.0107035 per share. Therefore, the purchasers of the Common Stock in this offering will suffer an immediate and substantial dilution of approximately $0.039297 per share while the present stockholders of the Company will receive an immediate and substantial increase of $0.008733 per share in the net tangible book value of the shares they hold. This will result in an 78.59% dilution for purchasers of stock in this offering (assuming the maximum offering 2,000,000 shares is obtained. Please refer to "Dilution" on page 25.

Participation is subject to risks of investing in micro capitalization companies.

SolQuest Corp believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources. The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies. Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies. In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

The company is selling the shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on our behalf by Michael Quinn Isley, our President and Director and Chancey White, our Secretary and Director, on a best-efforts basis. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company is capable of selling all, or any, of the common shares offered hereby.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be released to the Company for its immediate use once the investor's subscription is accepted by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

SolQuest Corp does not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

SolQuest has not declared or paid any cash dividends on its capital stock since inception. SolQuest intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.

Because we do not have an escrow or trust account for investor’s subscriptions that will hold proceeds from this offering, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Since there is no minimum amount of shares that must be sold from this offering, invested funds for this offering will not be held in an escrow or trust account until a certain minimum is raised. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of solar products.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock. Currently, Mr. Michael Quinn Isley, our President, owns 50% of our issued and outstanding common stock. Ms. Chancey White, our Secretary, owns 50% of our issued and outstanding common stock. Therefore, the current and potential market for our common stock is limited. In the absence of being quoted, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop.

There is currently no market for SolQuest’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for SolQuest’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of SolQuest’s common stock will be subject to wide fluctuations in response to several factors including:

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The ability to complete the development of SolQuest in order to provide those products and services to the public;

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The ability to generate revenues from sales;

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The ability to generate brand recognition of the SolQuest’s products and services and acceptance by consumers;

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Increased competition from competitors who offer competing services; and

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The Company’s financial condition and results of operations.

Our common stock is a penny stock. Trading of our stock may be restricted by the sec’s penny stock regulations and the sales practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1 of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the FINRAAQ automated quotation system (FINRAAQ - where quoted stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c) 2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated June 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in SolQuest Corp’s shares, thereby reducing the level of trading activity in any secondary market that may develop for the shares. Consequently, investors in the Company’s securities may find it difficult to sell their securities, if at all.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

While SolQuest expects to apply for quotation on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB. If we do not meet the requirements of the OTCBB, our stock may then be quoted on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

If we do not receive additional financing, our business will fail.

We have determined that our current operating funds are not sufficient to complete our intended business objectives. As of July 31, 2009, we had cash on hand in the amount of $2,678.00. The net proceeds of our direct offering of the shares are estimated at $100,000. Expenses related to this initial public offering are anticipated to be $20,000. We will have to allocate additional capital for development costs of our future operations. Our cash position after the receipt of the proceeds from this offering will not cover these costs. We will, therefore, need to raise additional capital in order to cover the costs of our business plan implementation. We do not currently have any arrangements for financing and may not be able to find the financing that is required. We currently do not have any operations and we do not have any income. The Company cannot make any assurance the we will be successful in raising any money and may only realize minimal proceeds from the offering and these proceeds mak not be sufficient to cver the cost of the offering.

The most likely options for future funds that will be available to us are through debt financing and through the sale of equity capital. We will only be able to secure debt financing for inventory build up if we are able to prove that the proposed business concept is economically viable and adequate collateral can be pledged to the lender to cover the amount of the loan. We do not have any arrangements in place for debt financing or the sale of our securities.

These risk factors, individually or occurring together, would likely have a substantial negative effect on SolQuest’s business and would likely cause it to fail.

All of the company’s issued and outstanding common shares are restricted under rule 144 of the securities act, as amended. When the restriction on these shares is lifted, and the shares are sold in the open market, the price of the company common stock could be adversely affected.

All of the presently outstanding shares of common stock, aggregating 9,000,000 shares of Common Stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one (1) year holding period for such restricted securities may sell, within any three (3) month period (provided SolQuest is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. The Company currently has two shareholder who owns 9,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock. At such time as these shares become unrestricted and available for sale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of SolQuest’s Common Stock in any market that might develop.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in SolQuest’s shares, thereby reducing the level of trading activity in any secondary market that may develop. Consequently, owners of SolQuest’s securities may find it difficult to sell their securities, if at all.

All of the 9,000,000 shares of our common stock held by Mr. Isley and Ms. White are restricted securities under Rule 144 of the Securities Act of 1933. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of not less than one (1) year and may not sell more than one percent of the total issued and outstanding shares in any 90 day period and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales of shares under Rule 144(k). The availability for sale of substantial quantities of Common Stock under Rule 144 could reduce prevailing market prices of our securities.

At the present time, the Company is classified as a “shell company” but does not consider itself to be a “blank Check company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founder of the Company may be resold in reliance on Rule 144. The reason we are not a shell or blank check company is because we have a specific business plan and a means in which to implement it. Immediately upon the completion of this offering, SolQuest will commence implementation of our plan. This will include establishing contact with suppliers and sourcing products. In addition, we will start promotion of our Company by contracting for the development of our web site.

USE OF PROCEEDS

Forward-Looking Statements

This prospectus contains forward-looking statements about SolQuest business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available. SolQuest can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that SolQuest expects to market, the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. There is no assurance that SolQuest will raise the full $100,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see Management’s Discussion and Plan of Operation on page 34:

Use of Proceeds

	If 25% of Shares are Sold	If 50% of Shares are Sold	If 75% of Shares are Sold	If 100% of Shares are Sold

GROSS PROCEEDS FROM OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$5,500	$5,500	$5,500	$5,500
Blue Sky Fees	500	500	500	500
Edgar Agent Fees	800	1,800	1,800	1,800

SUB-TOTAL	$6,800	$6,800	$6,800	$6,800

NET PROCEEDS FROM OFFERING	$18,200	$43,200	$68,200	$93,200

Less: USE OF PROCEEDS
Website Development	$1,000	$1,500	$1,500	$1,500
Marketing Expense	$1,000	2,000	2,000	2,000
Office Supplies	500	500	500	500
Product Acquisition	$1,000	2,000	2,000	5,000

SUB-TOTAL	$3,500	$6,000	$6,000	$9,000

Less: COSTS ASSOCIATED WITH PRODUCT ACQUISITION
Consulting Expenses	$6,750	$8,000	$10,000	$10,000
Travel	$2,000	4,000	6,000	7,000

SUB-TOTAL	$8,750	$12,000	$16,000	$17,000

Less: ADMINISTRATIVE EXPENSES
Office, Telephone and Internet	$500	$1,000	$1,500	$1,500
Working Capital	$5,450	$24,200	$44,700	$65,700

SUB-TOTALS	$5,950	$25,200	$46,200	$67,200

TOTALS	$25,000	$50,000	$75,000	$100,000

Notes:

1 The category of General Working Capital may include, but not be limited to, inventory procurement, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

2 The above figures represent only estimated costs.

Travel Expenses are to be used for trips to visit various customers and clients for our products and services. Also, it may become necessary to travel to meet with potential independent contractors for the purpose of website development and other market planning activities.

Once the company has successfully identified the types of medical personnel it would like to represent to potential customers, the company will seek positions for the initial group of professionals seeking placement in the medical field with premier medical providers and showcase the information on its website and have available for potential customers to view.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. SolQuest’s offering price for shares sold pursuant to this offering is arbitrarily set at $0.05. The factors that were included in determining the sales price are the lack of liquidity (since there is no present market for SolQuest stock) and the high level of risk because of the lack of operating history for SolQuest.

DILUTION

The following table illustrates the dilution to the purchasers of the common stock in this offering. While this offering has no minimum, the table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.05	$0.05	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00197089	$0.00197089	$0.00197089	$0.00197089

Book Value Per Share After the Offering	$0.00449870	$0.00677380	$0.00883220	$0.01070350

Net Increase to Original Shareholders	$0.00252800	$0.00480300	$0.00686100	$0.00873300

Decrease in Investment to New Shareholders	$0.04550100	$0.04322600	$0.04116800	$0.03929700

Dilution to New Shareholders (%)	91.00%	86.45%	82.34%	78.59%

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of April 30, 2009, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders at a purchase price of $0.002 per share pursuant to the exemption from the registration under the Securities Act. The selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now officers and directors of our Company.

The percentages below are calculated based on 9,000,000 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name	Number of Shares Owned Pre-Offering	Number of Shares Offered	Number of Shares Owned Post Offering	Percentage of Shares Owned Post Offering
Michael Quinn Isley	4,500,000	450,000	4,050,000	36.82

Chancey White	4,500,000	450,000	4,050,000	36.82
Totals	9,000,000	900,000	8,100,000	73.64

Notes:

This chart assumes the sale of all 2,000,000 shares of Company stock offered in this prospectus.

On April 14, 2009, we issued approximately 4,500,000 shares of our common stock to Michael Quinn Isley who is our President and a Director. The shares were issued at a price of $0.002 per share for total cash in the amount of $9,500. The shares bear a restrictive transfer legend.

On April 14, 2009, we issued approximately 4,500,000 shares of our common stock to Chancey White who is our Corporate Secretary and Director. The shares were issued at a price of $0.002 per share for total cash in the amount of $9,500. The shares bear a restrictive transfer legend.

Neither Mr. Isley nor Ms. White are a broker/dealer or an affiliate of a broker/dealer.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION AND TERMS OF OFFERING

The Company’s offering consists of a maximum of 2,000,000 shares of common stock to be sold by SolQuest Corp at $0.05 per share. The selling shareholders offering consists of 900,000 shares of our common stock that is to be sold at the same price.

Selling Shareholders

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holder will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.05 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.05 has been determined arbitrarily. See “Determine of Offering Price” on page15.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling security holders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

New Issue of Shares

The Company will be offering 2,000,000 shares of common stock at $0.05 per share and the offering will be conducted on a best-efforts basis utilizing the efforts of the officers and directors of the Company. Under a best-efforts offering, such as ours, there is no requirement that we sell a minimum number of shares before proceeds are available to the Company. We may sell a nominal number of shares and receive a minimal amount of proceeds, but all funds raise will immediately be available to the Company. There is no escrow for the funds and this offering could continue for a period of up to two years. Upon acceptance of the Subscription by the Company, the proceeds from the Subscription will immediately be available to the Company for use and there is no assurance that we will be successful in selling all or any part of the remaining shares offered in this transaction.

The Company may terminate the offering at sole discretion. The offering may be terminated if all shares offered herein are subscribed. In addition, the offering may be terminated prior to all shares being sold if, in the opinion of the Company, no additional shares are likely to be sold. Termination of the offering will occur two years after the Securities and Exchange Commission deems this offering effective regardless of how many shares have been sold. The Company retains the right to reject any subscription tendered without explanation.

Potential investors include, but are not limited to, family, friends, business associates and acquaintances. The intended methods of communication include, without limitation, telephone, personal contact and small meetings of friends, family and business associates. In his endeavor to sell this offering, they do not intend to use any mass advertising methods such as the internet or print media.

Funds received in connection with sales of SolQuest, Inc’s securities pursuant to this prospectus will be transmitted immediately into the Company's account at Wells Fargo Bank. There can be no assurance that all, or any, of the shares will be sold.

The officers and directors of SolQuest will receive no commissions for any sales they originate on SolQuest’s behalf. The Company believes that its President and director, Michael Quinn Isley and the Secretary, Chancey White, are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934. In particular, he:

1. Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act; and

2. Is not to be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Is not an associated person of a broker or dealer; and

4. Each meets the conditions of the following:

a. Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b. Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and

c. Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

SolQuest’s officers and directors may not purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this prospectus, SolQuest has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if SolQuest were to enter into such arrangements, SolQuest will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which SolQuest has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of the date of this Prospectus, SolQuest has not identified the specific states where the offering will be sold.

All subscription agreements and checks are irrevocable and should be delivered to the Company at 5790 Rogers Street, Las Vegas, Nevada 89118.

Investors can purchase common stock in this offering by completing a Subscription Agreement which will be provided by the Company and sending it together with payment in full to 5790 Rogers Street, Las Vegas, Nevada 89118. All payments must be made in United States currency either by personal check, bank draft, or cashiers check. There is no minimum subscription requirement. All subscription agreements and checks are irrevocable. SolQuest reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once SolQuest accepts a subscription, the subscriber cannot withdraw it.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by SolQuest All of these shares will be issued to business associates, friends, and family of the current SolQuest’s shareholders. The Officers and Directors of SolQuest will not register as broker-dealers in connection with this offering. They will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since they are not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor have they been so associated within the previous twelve (12)months, and primarily performs substantial duties as Officers and Directors that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve (12) months.

Penny Stock Regulations

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market

Section 15(g) of the Exchange Act

Our shares are "Penny Stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding their investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of their rights and remedies in cases of fraud in penny stock transactions; and, FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares. FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock. Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to two years if extended by action of the Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

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execute and deliver a subscription agreement; and

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deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to SolQuest Corp.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions and within five days after rejection.

Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF BUSINESS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Michael Quinn Isley as founder of SolQuest is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be, or are expected to be, acquired from any promoter on behalf of SolQuest. We have not entered into any agreements that require disclosure to our shareholders. In addition, see “Transactions with Related Persons, Promoters and Certain Control Persons” on page 42. In addition, please see the section titled “Recent Sales of Unregistered Securities” herein for capitalization history.

Background

SolQuest has yet to commence planned operations to any significant measure. As of the date of this Prospectus, the Company has had only limited start-up operations and has not generated any significant revenues. The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

Since becoming incorporated, the Company has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. SolQuest has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.

As of April 30, 2009, the date of the Company's last audited financial statements, SolQuest has raised $19,000 through the sale of common stock. There is approximately $___ cash on hand and in the corporate bank account. SolQuest currently has no liabilities. In addition, SolQuest anticipates additional costs associated with this offering will be approximately $8,300. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our products and identifying future sources of capital.

Currently, SolQuest has two Officers and two Directors. Our Officers and Directors have assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the Company. Other than the Officers/Directors, there are no employees at the present time other than our Officers and Directors. There are no plans to hire employees during the next twelve months.

SolQuest has no intention to engage in a merger or acquisition with an unidentified company. We have a specific business plan and are now nor have we ever been a "blank check" or shell company.

SolQuest’s fiscal year end is December 31.

The Business of SolQuest Corp

Overview

We are focused on the development of a diversified line of solar products that we intend to integrate into a system that will allow individual home owners and businesses to generate electricity from the sun’s energy for their consumption as well as sell any excess to the local electric companies. Our mission is to harness the power of the sun to meet the growing energy demands of the future. Our company was incorporated in the State of Nevada on April 6, 2009.

Our business is to market and sell solar power products, systems and services. Specifically, we intend to engage in the following:

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install solar panels in both commercial and residential buildings; and

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develop and maintain solar parks that generate electrical power.

In the installation side of our business, we will offer solar power products including solar cells, solar panels and inverters which convert sunlight to electricity compatible with the utility company network in the geographic areas in which we will operate and end users such as owners of commercial properties. In addition, we will target multi-residential property owners or managers, as well as, the services related to the installation and maintenance of these solar power product installations. Our initial solar installation sales efforts will be focused on residential and commercial applications.

In our solar park development business side of the business, we intend to provide solar power systems to end customers on a turn-key basis by developing, engineering, procuring permits and equipment, managing construction, offering access to financing and providing monitoring, operations and maintenance services for large-scale solar power applications. The development and maintenance of solar parks requires a significant level of expertise and capital, which we currently do not possess. We plan to acquire the expertise, either, internally or through outsourcing, as well as obtaining the capital necessary to complete solar park projects. Although, there is no guarantee that we will be able to acquire such expertise or capital. If we are unable to acquire or develop such expertise or capital, we will not be able to develop our planned solar park business and may be required to cease operations.

We will begin hiring sales personnel and administrative staff during the Winter of 2010. We believe that we will begin generating revenue from the sale of solar panels in the fall of 2010. This belief is based on current potential customer interest as well as the timing relating to our ability to sell solar panels readily available in the market today. We anticipate funding the necessary working capital requirements during, primarily through the sale of the common stock of SolQuest. However, we are registering 2,900,000 shares of our common stock in this prospectus and these shares will be available for resale. These sales may result in depressing our market price if a market has even developed. As a result, we may be required to sell shares of stock at a lower than expected price resulting in substantial dilution to our existing shareholders.

We also intend to achieve some of our company’s objectives through strategic alliances with companies in the solar sector that currently possess expertise related to end user systems, installation and operations as well as related capacities. Currently, we do not have any definitive plans for such alliances. Our prospective customers may include industrial, commercial and public sector entities, investors, value-added resellers, utilities and production home builders.

The Energy Industry

We believe the production of electrical power is one of the world's largest industries which such industry is expected to increase in the coming years. The production of electricity is one of the largest consumers of fossil fuel. Fossil fuels are non-renewable resources. This means that at some point in the future the world will exhaust all known oil and natural gas reserves. The electrical utility industry and traditional oil and gas companies face many challenges in meeting the growing worldwide demand for energy, including the following:

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Fossil Fuel Supply Constraints: A large portion of the world's electricity is generated from fossil fuels such as coal, oil and natural gas. Limited fossil fuel supply and escalating demand for electricity should continue to drive up wholesale electricity prices, creating a need to develop new technologies for power generation.

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Infrastructure Constraints: In many parts of the world, the existing electricity generation and transmission infrastructure is insufficient to meet projected demand. Developing and building a centralized power supply and delivery infrastructure is capital intensive. This has left the electricity supply insufficient to meet demand in some areas, resulting in both scheduled and unscheduled blackouts.

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Desire for Energy Security: Given the political and economic instability in the major oil and gas producing regions of the world, governments are trying to reduce their dependence on foreign sources of fossil fuels.

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Growth in Emerging Markets: In countries such as China and India where the population is growing and the economic conditions are improving and growing at a rapid rate, the increased demand for fossil fuel has created pressures on the available supply. This has resulted in rapidly escalating prices in the world marketplace.

An underlying consideration concerning the delivery of electricity is the location of the generation source relative to the location of the end-use consumption. Over the past century, the economics of power plant construction supported larger and larger central station sites linked to transmission lines spanning great distances to reach the ultimate consumer. These economic considerations have been altered by the advent of smaller scale technologies that can provide electricity at competitive prices near the place of consumption. The combination of economic factors and of advances in generation technologies opens the market to an opportunity for "distributed generation" of electricity in combination with traditional grid resources. Our products and services are directed at this renewable distributed generation environment as well as specific application power solutions.

Another primary consideration that solar power technology companies face is the location of the solar products to the source of energy. In the past, the companies that harnessed the power of the sun did so from a central facility. They then transferred the power to the locations of need; this was how they grew economically. This type of facility, most recently, is now competing with technology advances in the field. Smaller technologies, such as solar cells, are able to provide electricity to the consumer at their location. The new advancements have opened the solar market to new opportunities. They are now able to combine new technologies with traditional grid resources. Our products and services are directed at this renewable distributed generation environment, as well as specific application power solutions.

Environmental Issues

In addition to the fundamental challenges described above, the energy industry has increasingly become the target of environmental concerns. Government regulators have strengthened air and water emissions control requirements over the past decade. New United States power plants are required to install emission control technologies, which can be costly. This expense causes electricity from new fossil fuel-fired plants to cost more than electricity from existing power plants, which increases retail electric rates over time. To date, concerns regarding negative environmental impacts have slowed oil and gas exploration in such resource asset areas as the Alaskan Wildlife Preserve, the California coastal waters, and many other locations around the world. At the same time, climate change risks have created international political momentum to implement green house gas reduction strategies.

Challenges Facing Solar Power

The solar power industry must overcome the following challenges to achieve widespread commercialization of its products:

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Decrease Per Kilowatt-hour Cost to Customer: In most cases, the current cost of solar electricity is greater than the cost of retail electricity from the utility network. While government programs, such as tax refunds and economic incentives, and consumer preference have accelerated the use of solar power for on-grid applications, product cost remains one of the largest impediments to growth. To provide an economically attractive alternative to conventional electricity network power, the solar power industry must continually reduce manufacturing and installation costs.

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Achieve Higher Conversion Efficiencies: Increasing the conversion efficiency of solar cells reduces the material and assembly costs required to build a solar panel with a given generation capacity. Increased conversion efficiency also reduces the amount of rooftop space required for a solar power system, thus lowering the cost of installation per consumer.

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Improve Product Appearance: We believe that aesthetics are a barrier to wider adoption of solar power products particularly among residential consumers. Historically, residential and commercial customers have resisted solar power products, in part, because most solar panels are perceived as unattractive.

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Efficiently Use Polysilicon: There is currently an industry-wide shortage of polysilicon, an essential raw material in the production of solar cells. Given this demand and supply imbalance, we believe that the efficient use of polysilicon, for example through the reduction of wafer thickness, will be critical for the continued growth of the solar power industry.

Solar Power System Design and Installation

We intend to provide marketing, sales, design, construction, installation, maintenance, support and related solar power system services to residential and commercial customers in the United States in locations in which the economics are favorable to solar power. We will provide our customers with a single point of contact for their system design, engineering work, building permit, rebate approval, utility hookup and subsequent maintenance.

We will concentrate on the design and integration of grid-tied solar power systems. These systems are electrically connected to the utility grid so that excess energy produced during the day flows backwards through the utility’s electric meter, actually running the electric meter backwards. The meter will run backwards when the power produced by the solar system is greater than the power needs of the building. During the evenings or on cloudy days, energy is drawn from the grid normally and the meter runs forwards. Most utilities serving the areas in which we install systems allow for “net metering.” Customers on net metering only pay for the net amount of energy they consume during the year, essentially getting full retail credit for the energy they transmit back onto the utility grid during the day.

We expect our current residential customers to be generally highly educated, high-income professionals who are concerned about the environment and also have the disposable income to install a solar power system. We expect our commercial customers to be schools, affordable housing and owner occupied businesses.

Solar Park Design and Development

We currently do not have expertise in the planning of solar park development and intend to hire the expertise necessary both internally and through outsourcing to provide the engineering and construction management services in connection with the development of solar parks. We will provide the following services:

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Design of turnkey solar photovoltaic parks;

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Detailed planning of installations and procuring permits;

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Coordinating financing;

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General contractor services for the development of the site;

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Follow up and monitoring and reporting of electricity production; and

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Maintenance

We expect that our projects will be based on third-party products (including modules, cables, and inverters). We expect our customers for our solar parks to be private persons, public authorities, such as municipalities and electric utilities, and private companies. We will require capital of approximately $6.00 per watt or less for solar park development. Accordingly, for a planned park of 5 Megawatts, it will require approximately $35,000,000 in funding. We expect to fund each solar park on a project basis through debt financing or establishing a joint venture with a utility company.

Our Strategy

In connection with our installation business, we will concentrate on serving the solar power needs of residential and small commercial customers tied to the electric power grid. We believe the solar power industry is at an early stage of its growth and is highly fragmented with many smaller companies. The prospects for long-term worldwide demand for solar power have attracted many a multitude of design/integration companies in our market segment. We expect there to be consolidation in the design/integration segment of the industry based mostly on branding, development of new technology and business process improvements. Our principal objective in our solar park development business is to be the leader in the design, development and installation of solar parks

Accordingly, our growth strategy primarily includes:

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Providing engineering, as well as, turnkey solutions for solar parks, rooftop installations of solar panels on both commercial, as well as, residential facilities.

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Developing and commercializing solar module installation technology optimized for the residential and commercial markets.

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Reducing installation costs and improving the aesthetics of solar systems compared to standard, commercially available solar equipment.

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Promoting and enhancing a brand name and reputation to be developed.

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Developing and utilizing a process-driven approach to sell and install our solar power systems in diverse geographic markets

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We will attempt to attract a highly skilled staff including engineers, designers and project managers with a background in the development of solar parks.

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We intend to capitalize on the fact that we are not a manufacturer, but rather a supplier of solutions using the best technology available given the budget of the program. By constantly reappraising the state of the art for solar cells and panels and developing competitive comparison charts of the various manufacturers we will be able to select the best solution for any particular project.

We will promote our building-integrated PV products through a series of focused marketing channels that include our website, trade publications, attendance at key industry trade shows, direct mail campaigns, on-line advertising, and relationship marketing.

Competition

The market for solar power products is competitive and continually evolving. We expect to face increased competition, which may result in our inability to develop revenue. We will compete with companies such as BP Solar, Evergreen Solar, Mitsubishi, Q-Cells, Sanyo and Sharp. Many of our competitors have established a stronger market position than ours and have larger resources and recognition than we have. In addition, the solar power market in general competes with other sources of renewable energy and conventional power generation.

We believe that the key competitive factors in the market for solar cells and solar panels include:

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power efficiency and performance;

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price;

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aesthetic appearance of solar cells and panels;

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strength of distribution relationships; and

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timeliness of new product introductions.

We may also face competition from some of our customers who may develop products or technologies internally which are competitive with our products, or who may enter into strategic relationships with or acquire existing solar power product providers.

Research and Development

SolQuest has no research and development programs going on at this time. We will depend initially on the efforts of our manufacturers and suppliers to develop new and improved products.

Government Regulation

We are subject to a variety of foreign, federal, state and local governmental laws and regulations related to the purchase, storage, use and disposal of hazardous materials. If we fail to comply with present or future environmental laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

We believe that we will apply for and receive all environmental permits necessary to conduct our business. We are not aware of any pending or threatened environmental investigation, proceeding or action by foreign, federal, state or local agencies, or third parties involving our current facilities. Any failure by us to control the use of or to restrict adequately the discharge of, hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

Employees

SolQuest Corp is currently in the development stage. During the development stage, we plan to rely exclusively on the services of Michael Quinn Isley, our President and director and Chancey White, our Secretary and Director to set up our business operations. Mr. Isley and Ms. White currently works for us on a part-time basis and his time and efforts are being provided to SolQuest without compensation. Mr. Isley and Ms. White expects to devote approximately 10 hours per week each to our business. Mr. Isley is prepared to dedicate additional time to our operations, as needed. There are no other full- or part-time employees. We believe that our operations are currently on a small scale that is manageable by this individual. There are no other full- or part-time employees.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Board Committees

SolQuest has not yet implemented any board committees as of the date of this prospectus.

Directors

The maximum number of directors SolQuest is authorized to have is three (3). However, in no event may SolQuest have less than one director. Although the Company anticipates appointing additional directors, it has not identified any such person.

Off-Balance Sheet Arrangements

As of the date of this Prospectus the Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next months 12. Our auditor's opinion is based on our suffering initial losses, having no operations, and having limited working capital. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial development; secure third parties to conduct a number of traditional retail operations. We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last twelve (12) months.

We have only two officers and two Directors who are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When these controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

We must raise cash to implement our business plan. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $50,000. We feel if we can raise the maximum amount of the offering ($100,000), the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and creative consultants.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the “Use of Proceeds” section of this prospectus. If we can find qualified clients and we receive a positive reaction from potential customers in the area, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to finance additional personnel or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officer or others.

At present, our founders are unwilling to make any commitment to loan us any money at this time, but may reconsider if we find a supplier at reasonable pricing. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If SolQuest needs additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If SolQuest is unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if the Company cannot secure additional funding, we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. SolQuest’s Officers and Directors will be responsible for the initial development efforts. Once the company is ready to build its Internet website, it will hire an independent consultant to build the site. The company also intends to hire consultants for other development phases initially on a per job basis to keep administrative overhead to a minimum. Upon the securing of suppliers the Company may hire independent contractors as a sales force.

From inception to April 30, 2009, the company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next 12 months the company must raise additional capital after this registration statement becomes effective. The company must begin the process of sourcing its product. The company must develop a web site in order to showcase its products, hire consultants and begin a sales and marketing campaign.

The Company will have to hire a marketing consultant to begin its sales and marketing efforts. The company anticipates it will hire a consultant within approximately 90 days of this registration statement becoming effective. The company anticipates the costs of its sales and marketing efforts to be approximately $6,000. The company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The company anticipates it will receive its first revenues in the Fall of 2010.

SolQuest was incorporated on April 6, 2009. The Company has generated no revenues while incurring $1,262in total expenses. This resulted in a net loss of $1,262since inception, which is attributable to general and administrative expenses and professional fees.

Since incorporation, SolQuest has financed its operations through minimal business activity and funds from its founders.

To date, SolQuest has not implemented its planned principal operations. Presently, SolQuest is attempting to secure sufficient monetary assets to increase operations. The Company cannot assure any investor that it will be able to enter into sufficient business operations adequate enough to insure continued operations.

Below is an illustration of the financing needs and anticipated sources of funds for the elements of the Company’s business plan that constitute top priorities. Each material event or milestone listed below will be required until adequate revenues are generated.

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Researching and strategically targeting specific suppliers and customers. The Company expects to use a portion of the funds allocated toward working capital to engage in this activity.

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Canvas the identified and targeted suppliers and customers and anticipate their present and future capacities and needs. The Company expects to use a portion of the funds allocated toward accumulating this information.

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Establish personal and business relationships with key individuals within the industry, businesses and community leadership positions. Part of the funds set aside for consulting and working capital are expected to be utilized.

To maximize the marketing potential of our website, SolQuest intends to utilize Internet search engine placement and submission strategies, guaranteed traffic driving services and a direct e-mail campaign designed to drive people directly to the website to learn more about the product and/or to make a purchase. The Company does not expect to generate business opportunities from its website in the initial at least six months of the website becoming fully-operational.

SolQuest’s ability to commence operations is entirely dependent upon the proceeds to be raised in this offering. If SolQuest does not raise at least 25% of the offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues. The realization of sales revenues in the next twelve months is important in the execution of the plan of operations. However, the Company cannot guarantee that it will generate such growth. If SolQuest does not produce sufficient cash flow to support SolQuest’s operations over the next twelve months, SolQuest may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. SolQuest cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for operations to continue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 2, 2009, Board of Directors of the Registrant accepted the resignation of The Blackwing Group, LLC, its independent registered public account firm. On the same date, August 2, 2009, the accounting firm of L.L. Bradford & Co., LLC, was engaged as the Registrant's new independent registered public accounting firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of The Blackwing Group, LLC and the engagement of L.L. Bradford & Co., LLC as its independent auditor. None of the reports of The Blackwing Group, LLC on the Company's financial statements for the period from inception until their resignation contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form S-1 Filing Dated April 30, 2009 a going concern qualification in the registrant's audited financial statements.

During the registrant's most recent audit and the subsequent interim periods thereto, there were no disagreements with The Blackwing Group, LLC whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to The Blackwing Group, LLC's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements, nor were there any up to and including the time of dismissal on August 2, 2009.

The registrant has requested that The Blackwing Group, LLC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The Company has not yet received that letter.

On August 2, 2009, the registrant engaged L.L. Bradford & Co., LLC as its independent accountant. Prior to this engagement, the registrant has not consulted L.L. Bradford & Co., LLC regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to SolQuest to own more than 5% of the outstanding common stock as of April 14, 2008, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class*
Common Stock	Michael Quinn Isley 5790 Rogers Street Las Vegas, Nevada 89118	4,500,000	50.00%
Common Stock	Chancey White 5790 Rogers Street Las Vegas, Nevada 89118	4,500,000	50.00%

*The percent of class is based on 9,000,000 shares of common stock issued and outstanding as of April 30, 2009.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Director's and Officer's Experience

Michael Quinn Isley, President, Director, age 42, has extensive experience with start-up and development stage companies. In 1988 to 1990 Mr. Isley worked in the family business in Oil fields of South Texas working in several aspects of the oil business which included oil well operations, and oil and gas pipeline construction and maintenance. From 1990 to 1993 Mr. Isley worked for Handcraft Homes a custom home builder in San Antonio, Texas. From 1993 to 1996 Mr. Isley worked for the Dwight Thompson Ministry in Los Angeles. From 1996 to 1998 Mr. Isley worked for Emerald Asphalt and Concrete in Santa Ana, California. In 1998 Mr. Isley moved to Las Vegas Nevada and established Quinn Concrete Pumping one of southern Nevada’s leading concrete pumping companies. Quinn Pumping projects include many of the major developments in Las Vegas; such as the City Center, the Winn, Trump Tower, Caesars Palace, Venetian, Hoover Dan overpass, World Market Center, Turnberry and Foutain Bleu. As an entrepreneur Mr. Isley has been involved with the formation and funding of several companies in various industries. In 2004 Mr. Isley formed Keen Corp, a company with a patent pending steering design for ATV’s and water Craft. In 2002 Mr. Isley was a principle investor in Go Fast Auto Parts. In 2005 Mr. Isley was a principle investor in Dental Spas LLC. In 2005 Mr. Isley formed Nurpocon a concrete washout company which he sold in 2006. Mr. Isley attended Texas Tech University.

Chancey White, Secretary, Director, age 35, has extensive experience working with development stage and public companies. Mrs. White began her professional career in 1995 heading up public relations and overseeing the daily operations for the corporate offices of a publicly traded biotech company. In 1997 Mrs. White took over public relations, marketing strategies, and business development for The Effects Network, a privately held Nevada corporation providing specialty design and fabrications for the gaming, tourism, and entertainment industries. In 1998 Mrs. White became the director of business development for The Keith Companies, Inc. a NASDAQ listed engineering & consulting services firm based on the west coast. Additionally in 2001 Mrs. White became Vice President of Plise Development and Construction, LLC, a Nevada based company that specializes in the development and construction of professional/medical office, warehouse and retail space. From 2001 to 2006 Mrs. White was an associate of Vegas Commercial Real Estate, a full service real estate brokerage to retail, office and industrial developers including the sale, acquisition and leasing of property. From 2006 to 2008 Mrs. White served on the Board of Directors of Mobile Nation, Inc. overseeing its merger with AuraSource, Inc. In 2006 Mrs. White co-founded and launched Executive Health and Wellness Center a concierge medical center in Las Vegas. Mrs. White graduated from the University of Nevada, Las Vegas majoring in Communications Studies and Public Relations.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of SolQuest as of the date of this prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation

Michael Quinn Isley Director, President	2009	0	0	0	0	0	0	0
Chancey White Secretary, Director	2009	0	0	0	0	0	0	0

Notes:

1.

Our directors will hold office until the next annual meeting of the stockholders, which shall be held in March of 2009, and until successors have been elected and qualified. Our officers were appointed by directors and will hold office until they resign or are removed from office.

2.

Mr. Michael Quinn Isley has obligations to entities other than SolQuest. We expect Mr. Isley to spend approximately 10 hours per week on our business affairs. At the date of this prospectus, SolQuest is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

3.

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended April 30, 2009. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ending April 30, 2009. No compensation is anticipated within the next six months to any officer or director of the Company.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to SolQuest Corp, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

SolQuest did not grant any stock options to the executive officer during the most recent fiscal period ended April 30, 2009. SolQuest has also not granted any stock options to the Executive Officers since incorporation on April 6, 2009.

Employment Agreements

There are no employment agreements.

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements. A copy of the Code of Ethics will be made available to you by contacting the Company at 5790 Rodgers Street, Las Vegas, NV 89118.

Corporate Governance

The Board of Directors has approved an Internal Control Manual so that management has an organizational guide for the purpose of establishing policy toward Company-wide treatment of check writing and receiving, as well as the items relating to disclosure to shareholders and regulators. In addition, the Board of Directors has approved a Code of Ethics for management relating to financial reporting obligations.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this prospectus, there is no public market in SolQuest Corp common stock. This prospectus is a step toward creating a public market for SolQuest stock, which may enhance the liquidity of SolQuest shares. However, there can be no assurance that a meaningful trading market will develop. SolQuest Corp and its management make no representation about the present or future value of SolQuest common stock.

As of the date of this prospectus;

•

There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of SolQuest Corp;

•

There are currently 9,000,000 shares of SolQuest’ common stock held by two (2) shareholders that will become eligible to be sold pursuant to Rule 144 under the Securities Act;

•

Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (9,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. The Company is not a "Blank Check" company because we have a specific business plan. However, the restricted shares owned by Mr. Isley and Ms. White are subject to the definition of a shell company as promulgated under the Rule 405.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 20,000,000 shares of Common Stock, par value $.001 per share. As of April 30, 2009, we had 9,000,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in SolQuest. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of SolQuest.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

SolQuest has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this prospectus, SolQuest Corp has 9,000,000 shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record.

Reports

After this offering, SolQuest, Inc will furnish its shareholders with annual financial reports certified by SolQuest 's independent accountants, and may, in SolQuest 's discretion, furnish unaudited quarterly financial reports.

After this offering, SolQuest will file periodic and current reports with the Securities and Exchange Commission as required to maintain a fully reporting status.

Transfer Agent

We currently do not have a transfer agent.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Diane J. Harrison, Esq., 6860 Gulfport Boulevard, Suite 162, South Pasadena, Florida 33707, an independent legal counsel, has provided an opinion on the validity of SolQuest Corp’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by The Blackwing Group, LLC, 18921 G East Valley View Parkway #325, Independence, MO 64055 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding SolQuest’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Michael Quinn Isley and Chancey White, Officers and Directors of SolQuest Corp are considered promoters with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of SolQuest. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•

The Officers and Directors;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;

•

Any relative or spouse of any of the foregoing persons who have the same house as such person.

On April 14, 2009, SolQuest authorized the issuance of 4,500,000 shares of Common stock to Michael Quinn Isley for $9,500 in cash and 4,500,000 shares of common stock to Chancey White for $9,500 in cash.

LEGAL PROCEEDINGS

SolQuest is not currently a party to any legal proceedings. SolQuest’s agent for service of process in Nevada is our President, Michael Quinn Isley.

SolQuest’s officers and directors have not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Mr. Isley and Ms. White, the Company’s officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against SolQuest.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our by-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to April 30, 2009, included in this prospectus, have been audited by The Blackwing Group, LLC, 18921 G East Valley View Parkway, Number 325, Independence, Missouri 64055. The audit for the year end April 30, 2010 will be done by L. L. Bradford & Co., LLC, 3441 S. Eastern Avenue, Suite 400, Las Vegas, Nevada 89169. Their telephone number is (702) 735-5030 experts in accounting and auditing.

LEGAL MATTERS

Diane J. Harrison, Esq., has acted as our legal counsel in providing an opinion for this filing.

SOLQUEST CORP.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

April 30, 2009

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

SOLQUEST CORP.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

April 30, 2009

TABLE OF CONTENTS

Page(s)
Independent Auditor’s Report	F-1

Balance Sheet as of April 30, 2009	F-2

Statements of Operations for the Period of April 6, 2009 (Inception) to April 30, 2009	F-3

Statement of Changes in Stockholders’ Equity from April 6, 2009 (Inception) to April 30, 2009	F-4

Statement of Cash Flows for the Period of April 6, 2009 (Inception) to April 30, 2009	F-5

Notes to the Audited Financial Statements	F-6

THE BLACKWING GROUP, LLC

18921G E VALLEY VIEW PARKWAY #325

INDEPENDENCE, MO 64055

816-813-0098

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SolQuest Corp.

5790 Rogers St.

Las Vegas, NV 89118-3030

We have audited the accompanying balance sheets of SolQuest Corp. as of April 30, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of SolQuest Corp. as of April 30, 2009, and the results of its operations, changes in stockholders’ equity and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company faces competition from existing companies with considerably more financial resources and business connections. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ The Blackwing Group, LLC

The Blackwing Group, LLC

Independence, Missouri

June 26, 2009

SOLQUEST CORP.
(A Development Stage Company)
Balance Sheet
April 30, 2009

ASSETS

Current assets
Cash	$2,738
Prepaid expenses	15,000
Total current assets	17,738

Total assets	$17,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Total liabilities	$-

Stockholders' Equity
Common stock, $.001 par value; 20,000,000 shares authorized, 9,000,000 shares issued and outstanding	9,000
Additional paid in capital	10,000
Deficit accumulated during the development stage	(1,262)
Total stockholders' equity	17,738

Total liabilities and shareholders' equity	$17,738

See accompanying notes to financial statements

SOLQUEST CORP.
(A Development Stage Enterprise)
Statement of Operations
For the Period of April 6, 2009 (Inception) to April 30, 2009

Revenue	$-

Operating Expenses
Professional fees	500
General and administrative	762
Total operating expenses	1,262

Net Loss	$(1,262)

Basic and diluted loss per common share	$(0.00)

Weighted average shares outstanding	9,000,000

See accompanying notes to financial statements

SOLQUEST CORP.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period of April 6, 2009 (Inception) to April 30, 2009

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, April 6, 2009 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash at $.002111 per share, April 6, 2009	9,000,000	9,000	10,000	-	19,000
Net loss for period	-	-	-	(1,262)	(1,262)
Balance, October 31, 2008	9,000,000	$9,000	$10,000	$(1,262)	$17,738

See accompanying notes to financial statements

SOLQUEST CORP.
(A Development Stage Company)
Statement of Cash Flows
For the Period of April 6, 2009 (Inception) to April 30, 2009

Cash flows from operating activities
Net loss	$(1,262)
Changes in operating assets and liabilities:
Prepaid expenses	(15,000)
Net cash used in operating activities	(16,262)

Net cash used in investing activities	-

Cash flows from financing activities
Proceeds from sale of stock	19,000
Net cash provided by financing activities	19,000

Increase in cash	2,738

Cash at beginning of period	-

Cash at end of period	$2,738

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Audited Financial Statements

April 30, 2009

Note 1 – Nature of Business

The financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission; the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of SolQuest Corp. as of April 30, 2009 and the results of its operations and cash flows for the period then ended have been included.

SolQuest Corp. (the "Company" or “SolQuest”), a development stage enterprise, was incorporated in the State of Nevada on April 6, 2009. SolQuest is currently focusing on commercializing a selection of targeted solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power generation. As of the date of this prospectus, we have generated no revenues from operations. We intend to enter into supply agreement(s) with manufacturers of solar electric power products and technologies which directly convert sunlight into electricity. We are seeking solar cells that have a high conversion efficiency and offer these products to the mass market along with the installation of same.

The Company has elected a December 31 year end.

Note 2 – Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of April 30, 2009.

Cash deposits are held in reliable United States financial institutions and are insured up to $250,000 per depositor under the Federal Deposit Insurance Corporation (FDIC). At times, the Company may hold cash reserves in excess of insured amounts. As of April 30, 2009, the Company did not have any deposits in excess of insured amounts.

Revenue recognition

Revenue is recognized after persuasive evidence of an arrangement exists, after delivery of goods has occurred or services have been rendered, after the price is fixed or determinable, and after collectability is reasonably assured.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.”This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.”This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Audited Financial Statements

April 30, 2009

Note 2 – Significant Accounting Policies (continued)

Recent Accounting Pronouncements

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies.

This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles. This pronouncement has no effect on this Company’s financial reporting at this time.

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.” SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary. The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent. The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labelled for the parent and the non-controlling entity, on the face of the consolidated statement of income. When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value. Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment. The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008. It cannot be adopted earlier but, once adopted, is to be applied retroactively. This pronouncement has no effect on this Company’s financial reporting at this time.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141(R)”) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of SFAS 141 (R) and SFAS 160 are effective for the fiscal year beginning April 1, 2009. The adoption of SFAS 141(R) and SFAS 160 has not impacted the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Audited Financial Statements

April 30, 2009

Note 3 – Stockholders’ Equity

Common stock

The authorized common stock of the Company consists of 20,000,000 shares with par value of $0.001. On April 6, 2009 the Company has sold a total of 9,000,000 shares at a selling price of $.002111 per share for a total cash consideration of $19,000.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2009 and since inception. As of April 30, 2009 and since inception, the Company had no dilutive potential common shares.

Note 4 – Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry-forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the Federal statutory rate	35%
Effect of operating losses	-35%
0%

Net deferred tax assets consist of the following:

From Inception
Net operating loss carry forward	$1,262
Valuation allowance	(1,262)
Net deferred tax asset	$-

The Company did not pay any income taxes during the period ended April 30, 2009

The net federal operating loss carry forward will expire in 2027. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 – Prepaid Expenses

The Company has entered into an agreement with a consultant to provide services in conjunction with filing the Company’s S-1 registration statement. The agreement requires a $15,000 up front payment for these services. As of April 30, 2009, the amount was paid to the consultant and is considered to be prepaid. These amounts will be recognized as services are performed on behalf of the Company.

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Audited Financial Statements

April 30, 2009

Note 6 – Related Party Transactions

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

Note 8 – Subsequent Events

No events have occurred subsequent to the balance sheet date which would require disclosure herein to make them not misleading.

Note 9 – Going Concern

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred little activity since inception other than the issuance of stock for the period April 6, 2009 (Inception) through April 30, 2009. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include marketing of their services and establishment of key management personnel to support the business plan. With the business plan being followed, Management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

SOLQUEST CORP

(A Development Stage Company)

Financial Statements

July 31, 2009

SOLQUEST CORP.

(A Development State Company)

Balance Sheet

	As of July 31, 2009	As of
	(Unaudited)	April 30, 2009
ASSETS

Current Assets

Cash	$2,678	$2,738
Prepaid Expenses	-	15,000
Total Current Assets	2,678	17,738

Total Assets	$2,678	$17,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued Liabilities	$2,000	$-

Total Liabilities	2,000	-

Stockholders' Equity
Common stock .001 par value; 20,000,000 shares authorized,
9,000,000 shares issued and outstanding	9,000	9,000
Additional paid in capital	10,000	10,000
Deficit accumulated during the development stage	(18,322)	(1,262)
Total stockholders' equity	2,678	17,738

Total Liabilities and Stockholders' Equity	$2,678	$17,738

The accompanying notes are an integral part of these financial statements

SOLQUEST CORP

(A Development Stage Enterprise)

Statements of Operations

For the Three Month Period Ended July 31, 2009

and the period from April 16, 2009 (Inception) through July 31, 2009

	Three Months Ended July 31, 2009	Inception to July 31, 2009

Revenue	$-	$-

Operating Expenses
Professional Fees	17,000	17,500
General & Administrative	2,060	2,822
Total Operating Expenses	19,060	20,322

Miscellaneous Income (Expenses)
Miscellaneous Income	2,000	2,000

Net Loss	$(17,060)	$(18,322)

Basic & diluted loss per common share	$(0.00)	$(0.00)

Weighted average shares outstanding	9,000,000	9,000,000

The accompanying notes are an integral part of these financial statements

SOLQUEST CORP.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period of April 6, 2009 (Inception) to July 31, 2009

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, April 6, 2009 (Inception)	-	$-	$-	$-	$-
Common stock issued for cash at $0.00 par value, April 6, 2009	9,000,000	9,000	10,000	-	19,000
Net loss for period	-	-	-	(18,322)	(18,322)
Balance, October 31, 2008	9,000,000	$9,000	$10,000	$(18,322)	$678

See accompanying notes to financial statements

SOLQUEST CORP

(A Development Stage Company)

Statements of Cash Flows

For Three Months Ended July 31, 2009

and the period from April 16, 2009 (Inception) through July 31, 2009

	Three Months Ended July 31, 2009	Inception to July 31, 2009
Cash flows from operating activities
Net loss	$(17,060)	$(18,322)
Changes in operating assets and liabilities:
Prepaid expenses	15,000	-
Accrued Liabilities	2,000	2,000
Net cash used in operating activities	(60)	(16,322)

Net cash used in investing activities	-	-

Cash flows from financing activities
Proceeds from sale of stock	-	19,000
Proceeds from financing activites	-	19,000

Increase (decrease) in cash	(60)	2,678

Cash at beginning of period	2,738	-

Cash at end of period	$2,678	$2,678

The accompanying notes are an integral part of these financial statements

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Financial Statements

For the three months ending July 31, 2009

Note 1 – Nature of Business

The financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission; the Company believes that the disclosures are adequate to make the information presented not misleading. In the opinion of the Company, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of SolQuest Corp. as of July 31, 2009 and the results of its operations and cash flows for the three month period then ended have been included.

SolQuest Corp. (the "Company" or “SolQuest”), a development stage enterprise, was incorporated in the State of Nevada on April 6, 2009. SolQuest is currently focusing on commercializing a selection of targeted solar products (amorphous thin film solar panels and ancillary products) and technologies for a wide range of applications including electrical power generation. As of the date of this prospectus, we have generated limited revenues from operations. We intend to enter into supply agreement(s) with manufacturers of solar electric power products and technologies which directly convert sunlight into electricity. We are seeking solar cells that have a high conversion efficiency and offer these products to the mass market along with the installation of same.

The Company has elected an April 30 year end.

Note 2 – Significant Accounting Policies

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of July 31, 2009.

Cash deposits are held in reliable United States financial institutions and are insured up to $250,000 per depositor under the Federal Deposit Insurance Corporation (FDIC). At times, the Company may hold cash reserves in excess of insured amounts. As of July 31, 2009, the Company did not have any deposits in excess of insured amounts.

Revenue recognition

Revenue is recognized after persuasive evidence of an arrangement exists, after delivery of goods has occurred or services have been rendered, after the price is fixed or determinable, and after collectability is reasonably assured.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Financial Statements

For the three months ending July 31, 2009

Note 2 – Significant Accounting Policies (continued)

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.”This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.”This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

Recent Accounting Pronouncements

In May 2008, FASB issued Financial Accounting Standards No. 163, “Accounting for Financial Guarantee Insurance Contracts – an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, Accounting and Reporting by Insurance Enterprises. That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, Accounting for Contingencies. This Statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. This Statement is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years.

In May 2008, FASB issued Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally

Accepted Accounting Principles. This pronouncement has no effect on this Company’s financial reporting at this time.

In March of 2008 the Financial Accounting Standards Board (FASB) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133, “Accounting for Derivatives and Hedging Activities.” SFAS No. 161 has the same scope as Statement No. 133 but requires enhanced disclosures about (a) how and why an entity uses derivative instruments,

Recent Accounting Pronouncements (Continued) (b) how derivative instruments and related hedged items are accounted for under Statement No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 has no effect on the Company’s financial position, statements of operations, or cash flows at this time. In December, 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 applies to “for-profit” entities that prepare consolidated financial statements where there is an outstanding non-controlling interest in a subsidiary. The Statement requires that the non-controlling interest be reported in the equity section of the consolidated balance sheet but identified separately from the parent. The amount of consolidated net income attributed to the non-controlling interest is required to be presented, clearly labeled for the parent and the non-controlling entity, on the face of the consolidated statement of income. When a subsidiary is de-consolidated, any retained non-controlling interest is to be measured at fair value. Gain or loss on de-consolidation is recognized rather than carried as the value of the retained investment. The Statement is effective for fiscal years and interim periods beginning on or after December 15, 2008. It cannot be adopted earlier but, once adopted, is to be applied retroactively. This pronouncement has no effect on this Company’s financial reporting at this time.

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Financial Statements

For the three months ending July 31, 2009

Note 2 – Significant Accounting Policies (continued)

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141(R)”) and SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). These standards aim to improve, simplify, and converge internationally the accounting for business combinations and the reporting of noncontrolling interests in consolidated financial statements. The provisions of SFAS 141 (R) and SFAS 160 are effective for the fiscal year beginning April 1, 2009. The adoption of SFAS 141(R) and SFAS 160 has not impacted the Company’s financial statements.

None of the above new pronouncements has current application to the Company, but may be applicable to the Company’s future financial reporting.

Note 3 – Stockholders’ Equity

Common stock

The authorized common stock of the Company consists of 20,000,000 shares with par value of $0.001. On April 6, 2009, the Company sold a total of 9,000,000 shares at a selling price of $.002111 per share for a total cash consideration of $19,000.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2009 and since inception. As of July 31, 2009 and since inception, the Company had no dilutive potential common shares.

Note 4 – Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry-forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry-forward period.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences for the periods presented are as follows:

Income tax provision at the Federal statutory rate	35%
Effect of operating losses	-35%
0%

Net deferred tax assets consist of the following:

From Inception
Net operating loss carry forward	$18,332
Valuation allowance	(18,332)
Net deferred tax asset	$-

The Company did not pay any income taxes during the period ended July 31, 2009

The net federal operating loss carry forward will expire in 2027. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

SOLQUEST CORP.

(A Development Stage Company)

Notes to the Financial Statements

For the three months ending July 31, 2009

Note 5 – Related Party Transactions

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

Note 7 – Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

Note 8 – Subsequent Events

No events have occurred subsequent to the balance sheet date which would require disclosure herein to make them not misleading.

Note 9 – Going Concern

As shown in the accompanying financial statements, as is typical of companies going through the development stage, the Company incurred little activity since inception other than the issuance of stock for the period April 6, 2009 (Inception) through July 31, 2009. The Company is currently in the development stage, and there is no guarantee whether the Company will be able to generate enough revenue and/or raise capital to support current operations and generate anticipated sales. This raises substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include marketing of their services and establishment of key management personnel to support the business plan. With the business plan being followed, Management believes along with working capital being raised that the operations and sales will make the Company a viable entity over the next twelve months.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

OUTSIDE BACK COVER:

COMMON

SolQuest Corp

2,900,000 Shares

$0.05 Per Share

STOCK

PROSPECTUS

, 2009

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$5,500
Edgar Filing Fees	$1,800
Blue Sky Qualification Fees	$500
TOTAL	$7,800

RECENT SALES OF UNREGISTERED SECURITIES

On April 14, 2009, SolQuest Corp sold 4,500,000 restricted shares of common stock to Michael Quinn Isley for cash of $9,500 and on the same day sold, Chansey White 4,500,000 for $9,500 in cash. All shares of the Company purchased by Mr. Isley and Ms. White are agreed to be held for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

The Company believes that the issuance of these securities were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering because:

•

None of these issuances involved underwriters, underwriting discounts or commissions.

•

Restrictive legends were and will be placed on all certificates issued as described above.

•

The distribution did not involve general solicitation or advertising.

•

The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation for SolQuest, Inc.
3.2	Bylaws of SolQuest, Inc.
5.1	Opinion and Consent of Diane J. Harrison, Esq.
14.1	Code of Ethics
23.1	Consent of The Blackwing Group, LLC
99.1	Form of subscription agreement for Common Stock.

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

(iii)

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, NV on October 1, 2009.

SolQuest, Inc

By: /s/ Michael Quinn Isley

Michael Quinn Isley

President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on October 1, 2009:

Signature

Title

/s/ Michael Quinn Isley

Michael Quinn Isley

President, Treasurer and Director

Principal Executive Officer,

Principal Financial Officer, and

Principal Accounting Officer

/s/ Chancey White

Chancey White

Secretary and Director

Exhibit Index

Exhibit No.	Description
3.1	Articles of Incorporation for SolQuest, Inc.
3.2	Bylaws of SolQuest, Inc.
5.1	Opinion and Consent of Diane J. Harrison, Esq.
14.1	Code of Ethics
23.1	Consent of The Blackwing Group, LLC
99.1	Form of subscription agreement for Common Stock.

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